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                                                                Exhibit 1.1


                               $275,400,000

                         Boise Cascade Corporation

                             Medium-Term Notes



                              AGENCY AGREEMENT


                                                      May 22, 1996


Goldman, Sachs & Co.,
   85 Broad Street,
      New York, New York 10004.

Salomon Brothers Inc,
   Seven World Trade Center
      New York, New York 10048.

Dear Sirs:

            1. Introduction. Boise Cascade Corporation, a Delaware corporation (the "Issuer"), confirms its agreement with each of you (individually, an "Agent" and collectively, the "Agents") with respect to the issue and sale from time to time by the Issuer of its medium-term notes offered under the Prospectus, dated July 15, 1994, as amended and supplemented by the Prospectus Supplement, dated May , 1996, as may be further amended or supplemented from time to time (the "Prospectus Supplement"), registered under the registration statement referred to in
Section 2(a) (any such medium-term notes offered under the Prospectus Supplement being hereinafter referred to as the "Securities", which expression shall, if the context so admits, include any permanent global Security). Securities may be sold pursuant to Section 3 of this Agreement in an aggregate amount not to exceed the amount of Registered Securities (as defined in Section 2(a) hereof) registered pursuant to such registration statement reduced by the aggregate amount of any other Registered Securities sold otherwise than pursuant to Section 3 of this Agreement. The Securities will be issued under an indenture, dated as of October 1, 1985, as supplemented by a First Supplemental Indenture, dated as of December 20, 1989, and a Second Supplemental Indenture, dated as of August 1, 1990 (collectively, the "Indenture"), between the Issuer and Morgan Guaranty Trust Company of New York, as trustee. First Trust of New York, National Association, became successor trustee (the "Trustee") under such Indenture as of September 2, 1994.

            The Securities shall have the maturity ranges, annual interest rates or interest rate formulas, if any, redemption, repayment or sinking fund provisions and other terms set forth in the Prospectus referred to in
Section 2(a) as it may be amended or supplemented from time to time, including any supplement to the Prospectus that sets forth only the terms of a particular issue of the Securities (a "Pricing Supplement"). Securities will be issued, and the terms thereof established, from time to time by the Issuer in accordance with the Indenture and the Procedures (as defined in Section 3(d) hereof).

            2. Representations and Warranties of the Issuer. The Issuer represents and warrants to, and agrees with, each Agent as follows:

            (a) A registration statement (No. 33-54533, including a prospectus, relating to debt securities of the Issuer, including the

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      Securities ("Registered Securities"), has been filed with the
      Securities and Exchange Commission ("Commission") and has become effective under the Securities Act of 1933 ("Act"). Such registration statement, as amended as of the Commencement Date (as defined in Section 3(e) hereof), is hereinafter referred to as the "Registration Statement", and the prospectus included in such Registration Statement, as supplemented as of the Commencement Date, including all material incorporated by reference therein, is hereinafter referred to as the "Prospectus". Any reference in this Agreement to amending or supplementing the Prospectus shall be deemed to include the filing of materials incorporated by reference in the Prospectus after the Commencement Date and any reference in this Agreement to any amendment or supplement to the Prospectus shall be deemed to include any such materials incorporated by reference in the Prospectus after the Commencement Date.

            (b) On the effective date of the registration statement relating to the Registered Securities, such registration statement conformed in all respects to the requirements of the Act, the Trust Indenture Act of 1939 ("Trust Indenture Act") and the rules and regulations of the Commission ("Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the Commencement Date, the Registration Statement and the Prospectus, and at each of the times of acceptance and of delivery referred to in Section 6(a) hereof and at each of the times of amendment or supplementing referred to in
      Section 6(b) hereof (the Commencement Date and each of such times of amendment or supplementing referred to in Section 6(b) hereof being herein sometimes referred to as a "Representation Date"), the Registration Statement and the Prospectus as then amended or supplemented will conform in all respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements in or omissions from any of such documents based upon written information furnished to the Issuer by any Agent specifically for use therein.

            3. Appointment as Agents; Agreement of Agents; Solicitations as Agents.

            (a) Subject to the terms and conditions stated herein, the Issuer hereby appoints each of the Agents as an agent of the Issuer for the purpose of soliciting or receiving offers to purchase the Securities from the Issuer by others. So long as this Agreement shall remain in effect with respect to any Agent, the Issuer may, without the consent of any such Agent, accept offers to purchase Securities otherwise than through one of the Agents; provided, that, the Issuer shall notify the Agents of any such transaction promptly after its consummation. The Issuer also may (i) sell the Securities directly to investors on its own behalf without employing an intermediary who takes a position in the Securities or (ii) sell at any time any Registered Securities in a firm commitment underwriting pursuant to an underwriting agreement that does not provide for a continuous offering of such Registered Securities. The Issuer expressly reserves the right, upon fifteen days' prior written notice to each Agent, to appoint other persons, partnerships or corporations ("Additional Agents") to act as its agent to solicit offers for the purchase of Notes; provided, each Additional Agent shall be named in the Prospectus and shall execute this Agreement and become a party hereto; thereafter the term Agents as used in this Agreement shall mean the Agents and such Additional Agents.

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            (b)  On the basis of the representations and warranties
contained herein, but subject to the terms and conditions herein set forth, each Agent agrees, as agent of the Issuer, to use reasonable efforts when requested by the Issuer to solicit offers to purchase the Securities upon the terms and conditions set forth in the Prospectus, as from time to time amended or supplemented.

            Upon receipt of notice from the Issuer as contemplated by
Section 4(b) hereof, each Agent shall suspend its solicitation of offers to purchase Securities until such time as the Issuer shall have furnished it with an amendment or supplement to the Registration Statement or the Prospectus, as the case may be, contemplated by Section 4(b) and shall have advised such Agent that such solicitation may be resumed.

            The Issuer reserves the right, in its sole discretion, to suspend solicitation of offers to purchase the Securities commencing at any time for any period of time or permanently. Upon receipt of at least one Business Day's prior notice from the Issuer, the Agents will forthwith suspend solicitation of offers to purchase Securities from the Issuer until such time as the Issuer has advised the Agents that such solicitation may be resumed. For the purpose of the foregoing sentence, "Business Day" shall mean any day that is not a Saturday or Sunday, and that in The City of New York is not a day on which banking institutions generally are authorized or obligated by law or executive order to close.

            The Agents are authorized to solicit offers to purchase Securities only in a minimum aggregate amount of $1,000, and only in fully registered form in denominations of $1,000 and integral multiples thereof, and at a purchase price which, unless otherwise specified in the applicable Pricing Supplement, shall be equal to 100% of the principal amount thereof. Each Agent shall communicate to the Issuer, orally or in writing, each reasonable offer to purchase Securities received by it as agent. The Issuer shall have the sole right to accept offers to purchase the Securities and may reject any such offer, in whole or in part. Each Agent shall have the right, in its discretion reasonably exercised, without notice to the Issuer, to reject any offer to purchase Securities received by it, in whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein.

            No Security which the Issuer has agreed to sell pursuant to this Agreement shall be deemed to have been purchased and paid for, or sold by the Issuer, until such Security shall have been delivered to the purchaser thereof against payment by such purchaser.

            (c) At the time of delivery of, and payment for, any Securities sold by the Issuer as a result of a solicitation made by, or offer to purchase received by, an Agent, the Issuer agrees to pay such Agent a commission in accordance with the schedule set forth in Exhibit A hereto.

            (d) Administrative procedures respecting the sale of Securities (the "Procedures") shall be agreed upon from time to time by the Agents and the Issuer. The initial Procedures, which are set forth in Exhibit B hereto, shall remain in effect until changed by agreement among the Issuer and the Agents. Each Agent and the Issuer agree to perform the respective duties and obligations specifically provided to be performed by each of them herein and in the Procedures. The Issuer will furnish to the Trustee a copy of the Procedures as from time to time in effect.

            (e) The documents required to be delivered by Section 5 hereof shall be delivered at the office of Sullivan & Cromwell, 125 Broad Street, New York, New York, not later than 10:00 A.M., New York City time, on the date of this Agreement or at such other location or later time as may be mutually agreed by the Issuer and the Agents, which in no event shall be later than the

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time at which the Agents commence solicitation of purchases of Securities hereunder, such time and date being herein called the "Commencement Date".

            4. Certain Agreements of the Issuer. The Issuer agrees with the Agents that it will furnish to Sullivan & Cromwell, counsel for the Agents, one signed copy of the Registration Statement, including all exhibits, in the form it became effective and of all amendments thereto and that, in connection with each offering of Securities:

            (a) During each Marketing Period (as defined in Section 4(b) hereof), the Issuer will advise each Agent promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will afford the Agents a reasonable opportunity to comment on any such proposed amendment or supplement (other than (i) any Pricing Supplement that relates to Securities not purchased through or by such Agent or (ii) pursuant to any filing made in the normal course in compliance with Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), copies of which will be forwarded to each Agent at the time of such filing); and the Issuer will also advise each Agent of the filing and effectiveness of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will consult with the Agents to prevent the issuance of any such stop order and to obtain its lifting, if issued.

            (b) If, during any period when either the Issuer shall not have suspended solicitations of offers to purchase Securities or a prospectus relating to the Securities is required to be delivered under the Act (any such period being referred to herein as a "Marketing Period"), any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Issuer will promptly notify each Agent to suspend solicitation of offers to purchase the Securities; and if the Issuer shall decide to amend or supplement the Registration Statement or the Prospectus, it will promptly advise each Agent by telephone (with confirmation in writing) and, subject to the provisions of subsection (a) of this Section, will promptly prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Notwithstanding the foregoing, if, at the time of any notification to suspend solicitations, any Agent shall own any of the Securities with the intention of reselling them, or the Issuer has accepted an offer to purchase Securities but the related settlement has not occurred, the Issuer, subject to the provisions of subsection (a) of this Section, will promptly prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.

            (c) During each Marketing Period, the Issuer will file promptly all documents required to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.
      In addition, during each Marketing Period, on or prior to the date on which the Issuer makes any announcement to the general public concerning earnings or concerning any other event which is required to be described, or which the Issuer proposes to describe, in a document filed pursuant to the Exchange Act, the Issuer will furnish the information contained or to be contained in such announcement to each Agent, confirmed in writing and, subject to the provisions of subsections (a) and (b) of this Section, will cause the Prospectus to be amended or supplemented to

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      reflect the information contained in such announcement.  During each
      Marketing Period, the Issuer also will furnish each Agent with copies of all significant corporate press releases or announcements to the general public. During each Marketing Period, the Issuer will immediately notify each Agent of any downgrading in the rating of any debt securities of the Issuer or any proposal to downgrade the rating of any debt securities of the Issuer by Moody's Investors Services, Inc. or Standard & Poor's Rating Group, or any public announcement that either organization has under surveillance or review its rating of any debt securities of the Issuer (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading of such rating), as soon as the Issuer learns of such downgrading, proposal to downgrade or public announcement.

            (d) As soon as practicable, but not later than 16 months after the date of each acceptance by the Issuer of an offer to purchase Securities hereunder, the Issuer will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the later of (i) the effective date of the registration statement relating to the Registered Securities, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of such acceptance and (iii) the date of the Issuer's most recent Annual Report on Form 10-K filed with the Commission prior to the date of such acceptance, which will satisfy the provisions of Section 11(a) of the Act. It is understood that compliance by the Issuer with Rule 158 under the Act will satisfy the Issuer's obligations pursuant to this Section 4(d).

            (e) The Issuer will furnish to each Agent copies of the Registration Statement, including all exhibits, any related preliminary prospectus, any related preliminary prospectus supplement, the Prospectus and all amendments and supplements to such documents (including any Pricing Supplement), in each case as soon as available and in such quantities as are reasonably requested.

            (f) The Issuer will arrange for the qualification of the Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Agents designate and will continue such qualifications in effect so long as required for the distribution.

            (g) So long as any Securities are outstanding, the Issuer will furnish to the Agents, (i) as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year, (ii) as soon as available, a copy of each report or definitive proxy statement of the Issuer filed with the Commission under the Exchange Act or mailed to stockholders, and (iii) from time to time, such other publicly available information concerning the Issuer as the Agents may reasonably request.

            (h) The Issuer will pay all expenses incident to the performance of its obligations under this Agreement and will reimburse each Agent for any expenses (including fees and disbursements of counsel) incurred by it in connection with qualification of the Securities for sale and determination of their eligibility for investment under the laws of such jurisdictions as such Agent may designate and the preparation of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Securities, for filing fees, if any, of the National Association of Securities Dealers, Inc. relating to the Securities, for expenses incurred by each Agent in distributing the Prospectus and all supplements thereto (including any Pricing

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      Supplement), any preliminary prospectuses and any preliminary prospectus supplements to such Agent, for costs incurred by each Agent and consented to by the Issuer in advertising any offering of Securities and for each Agent's reasonable expenses (including the reasonable fees and disbursements of one counsel to the Agents) incurred in connection with the establishment or maintenance of the program contemplated by this Agreement or otherwise in connection with the activities of the Agents under this Agreement.

            5. Conditions of Obligations. The obligation of each Agent, as agent of the Issuer, under this Agreement at any time to solicit offers to purchase the Securities is subject to the accuracy, on the date hereof, on each Representation Date and on the date of each such solicitation, of the representations and warranties of the Issuer herein, to the accuracy, on each such date, of the statements of the Issuer's officers made pursuant to the provisions hereof, to the performance, on or prior to each such date, by the Issuer of its obligations hereunder, and to each of the following additional conditions precedent:

            (a) The Prospectus, as amended or supplemented as of any Representation Date or date of such solicitation, as the case may be, shall have been filed with the Commission in accordance with the Rules and Regulations and no stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Issuer or any Agent, shall be contemplated by the Commission.

            (b) Neither the Registration Statement nor the Prospectus, as amended or supplemented as of any Representation Date or date of such solicitation, as the case may be, shall contain any untrue statement of fact which, in the opinion of any Agent, is material or omits to state a fact which, in the opinion of any Agent, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

            (c) No event shall have occurred resulting in (i) the closing of the New York Stock Exchange, (ii) the general suspension of trading on such Exchange or the material limiting of such trading,
      (iii) the general establishment of minimum prices by such Exchange or by the Commission, (iv) the declaration of a bank moratorium by authorities of the United States or of the State of New York or (v) any downgrading in the rating accorded the Company's senior debt securities by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(1) of Regulation C, or, (vi) the outbreak or escalation of major hostilities involving the Armed Forces of the United States or the declaration by the United States of a national emergency or war, if, in the good faith judgment of the Agent, the effect of any event described in this clause (vi) on the financial markets is such that it is impracticable or inadvisable to solicit offers to purchase the Securities.

            (d) At the Commencement Date, the Agents shall have received an opinion, dated the Commencement Date, of the General Counsel, Vice President, Legal, or an Associate General Counsel for the Issuer, to the effect that:

                  (i) The Issuer has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority under such laws to own its properties and conduct its business as described in the Prospectus;

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                  (ii)  The Indenture has been duly authorized, executed
            and delivered by the Issuer and has been duly qualified under the Trust Indenture Act, and the Indenture constitutes a valid and legally binding instrument enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                  (iii) Any series of Securities established on or prior to the date of such opinion has been duly authorized and established in conformity with the Indenture, and, when the terms of a particular Security and of its issuance and sale have been duly authorized and established by all necessary corporate action in conformity with the Indenture, and such Security has been duly completed, executed, authenticated and issued in accordance with the Indenture and delivered against payment as contemplated by this Agreement, such Security will constitute a valid and legally binding obligation of the Issuer entitled to the benefits provided by the Indenture, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, it being understood that such counsel may (a) assume that at the time of the issuance, sale and delivery of each Security the authorization of such series will not have been modified or rescinded and there will not have occurred any change in law affecting the validity, legally binding character or enforceability of such Security and (b) assume that neither the issuance, sale and delivery of any Security, nor any of the terms of such Security, nor compliance by the Issuer with such terms, will violate any applicable law, any agreement or instrument then binding upon the Issuer or any restriction imposed by any court or governmental body having jurisdiction over the Issuer;

                  (iv) The Registration Statement has become effective under the Act, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) under the Act specified in such opinion on the date specified therein, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the registration statement relating to the Registered Securities, as of its effective date, the Registration Statement and the Prospectus, as of the Commencement Date, and any amendment or supplement thereto, as of its date, complied as to form in all material respects with the requirements of the Act, the Trust Indenture Act and the Rules and Regulations; and while such counsel has not independently verified the accuracy, completeness or fairness of such statements and takes no responsibility therefor, such counsel has no reason to believe that such registration statement as of its effective date, the Registration Statement or the Prospectus, as of the Commencement Date, or any such amendment or supplement, as of its date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; the descriptions in the Registration Statement and the Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown; and such counsel does not know of any legal or governmental proceedings required to be described in the Prospectus which are not described as required in all material

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            respects, nor of any contracts or documents of a character required to be described in the Registration Statement or the Prospectus which are not described as required in all material respects; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Registration Statement or the Prospectus;

                  (v) The Issuer has the power and authority (corporate and other) to own its properties and conduct its business in all material respects as described in the Prospectus; and

                  (vi) This Agreement has been duly authorized, executed and delivered by the Issuer.

            (e) At the Commencement Date, the Agents shall have received a certificate, of either the Chairman of the Board of Directors, the President or a Vice President of the Issuer, and of either the principal financial or accounting officer of the Issuer, dated such Commencement Date, to the effect (i) that the representations and warranties on the part of the Issuer herein are true and correct as of such Commencement Date with the same force and effect as if made on that date, and (ii) that the Issuer has performed all its obligations hereunder to be performed at or prior to that date, and as to such other matters as the Agents may reasonably request.

            (f) At the Commencement Date, the Agents shall have received a letter, dated the Commencement Date, of the Issurer's independent public accountants in form and substance satisfactory to the Agents.

            (g) The Agents shall have received from Sullivan & Cromwell, counsel for the Agents, such opinion or opinions, dated the Commencement Date, with respect to the incorporation of the Issuer, the validity of the Securities, the Registration Statement, the Prospectus and other related matters as they may require, and the Issuer shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

            The Issuer will furnish the Agents with such conformed copies of such opinions, certificates, letters and documents as they reasonably request.

            6. Additional Covenants of the Issuer. The Issuer agrees that:

            (a) Each acceptance by the Issuer of an offer for the purchase of Securities shall be deemed to be an affirmation that its representations and warranties contained in this Agreement are true and correct at the time of such acceptance and a covenant that such representations and warranties will be true and correct at the time of delivery to the purchaser of the Securities relating to such acceptance as though made at and as of each such time, it being understood that such representations and warranties shall relate to the Registration Statement and the Prospectus as amended or supplemented at each such time. Each such acceptance by the Issuer of an offer for the purchase of Securities shall be deemed to constitute an additional representation, warranty and agreement by the Issuer that, as of the settlement date for the sale of such Securities, after giving effect to the issuance of such Securities, of any other Securities to be issued on or prior to such settlement date and of any other Registered Securities to be issued and sold by the Issuer on or prior to such settlement date, the aggregate amount of Registered Securities (including any Securities) which have been issued and sold by the Issuer will not exceed the amount of Registered Securities registered pursuant to the Registration Statement.

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            (b)  During each Marketing Period, each time that the
      Registration Statement or the Prospectus shall be amended or supplemented (including the filing with the Commission of any document incorporated by reference into the Registration
      Statement, other than documents not containing financial statements, and, excluding Pricing Supplements), the Issuer shall, unless otherwise waived by the Agents, (A) concurrently with such amendment or supplement or (B) if such amendment or supplement was not filed during a Marketing Period, on or before the first day of the next succeeding Marketing Period, furnish the Agents with a certificate, dated the date of delivery thereof, of either the Chairman of the Board of Directors, the President or a Vice President of the Issuer, and of either the principal financial, principal accounting officer or the Treasurer of the Issuer, in form satisfactory to the Agents, to the effect that the statements contained in the certificate covering the matters set forth in
      Section 5(e) hereof which was last furnished to the Agents are true and correct at the time of such amendment or supplement, as though made at and as of such time or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in
      Section 5(e); provided, however, that any certificate furnished under this Section 6(b) shall relate to the Registration Statement and the Prospectus as amended or supplemented at the time of delivery of such certificate and, in the case of the matters set forth in clause (ii) of Section 5(e), to the time of delivery of such certificate.

            (c) During each Marketing Period, at each Representation Date referred to in Section 6(b), the Issuer shall, unless otherwise waived by the Agents, (A) concurrently with such amendment or supplement or (B) if such amendment or supplement was not filed during a Marketing Period, on or before the first day of the next succeeding Marketing Period, furnish the Agents with a written opinion or opinions, dated the date of such Representation Date, of counsel for the Issuer, in form reasonably satisfactory to the Agents, to the effect set forth in Section 5(d) hereof; provided, however, that to the extent appropriate such opinion or opinions may reconfirm matters set forth in a prior opinion delivered under
      Section 5(d) or this Section 6(c); provided further, however, that any opinion or opinions furnished under this Section 6(c) shall relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date and shall state that the Securities sold in the relevant Applicable Period have been duly executed, authenticated, issued and delivered and constitute valid and legally binding obligations of the Issuer enforceable in accordance with their terms, subject only to the exceptions set forth in clause (iii) of Section 5(d) hereof, and conform to the description thereof contained in the Prospectus as amended or supple-mented at the relevant settlement date or dates for the sale of such Securities. For the purpose of this Section 6(c), "Applicable Period" shall mean with respect to any opinion delivered on a Representation Date the period commencing on the date of the most recent prior opinion delivered under Section 5(d) or this Section 6(c) and ending on such Representation Date.

            (d) During each Marketing Period, at each Representation Date referred to in Section 6(b) on which the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information, the Issuer shall, unless otherwise waived by the Agents, cause its independent public accountants to furnish the Agents, (A) concurrently with such amendment or supplement or (B) if such amendment or supplement was not filed during a Marketing Period, on or before the first day of the next succeeding Marketing Period, a letter, addressed jointly to the Issuer and the Agents and dated the date of such Representation Date, in form and substance satisfactory to the Agents; provided, however, that to the extent appropriate such letter may reconfirm matters set forth in a prior letter delivered pursuant to Section 5(f) or this Section 6(d); provided further, however, that any letter furnished under this Section 6(d) shall relate to the

      Registration Statement and the Prospectus as amended or supplemented at such Representation Date, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Issuer.

            (e) On each settlement date for the sale of Securities, the Issuer shall, if requested by an Agent that solicited or received the offer to purchase any Securities being delivered on such settlement date, furnish such Agent with a written opinion of counsel of the Issuer, dated the date of delivery thereof, in form satisfactory to such Agent, to the effect set forth in clauses (i), (ii) and (iii) of
      Section 5(d) hereof; provided, however, that any opinion furnished under this Section 6(e) shall relate to the Prospectus as amended or supplemented at such settlement date and shall state that the Securities being sold by the Issuer on such settlement date, when delivered against payment therefor as contemplated by this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Issuer enforceable in accordance with their terms, subject only to the exceptions as to enforcement set forth in clause (iii) of Section 5(d) hereof, and will conform to the description thereof contained in the Prospectus as amended or supplemented at such settlement date.

            (f) The Issuer agrees that any obligation of a person who has agreed to purchase Securities to make payment for and take delivery of such Securities shall be subject to (i) the accuracy, on the related settlement date fixed pursuant to the Procedures, of the Issuer's representation and warranty deemed to be made to the Agents pursuant to the last sentence of subsection (a) of this Section 6, and (ii) the satisfaction, on such settlement date, of each of the conditions set forth in Sections 5(a), (b) and (c), it being understood that under no circumstance shall any Agent have any duty or obligation to exercise the judgment permitted under Section 5(b) or (c) on behalf of any such person.

            7.  Indemnification and Contribution.

            (a) The Issuer will indemnify and hold harmless each Agent against any losses, claims, damages or liabilities, joint or several, to which such Agent may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Agent for any legal or other expenses reasonably incurred by such Agent in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Issuer will not be liable to such Agent in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with written information furnished to the Issuer by such Agent specifically for use therein and provided, further, that the indemnity agreement contained in this paragraph in respect of any preliminary prospectus or preliminary prospectus supplement shall not inure to the benefit of any Agent on account of any such losses, claims, damages, or liabilities (or actions in respect thereof), arising from the sale of Securities to any person if such Agent shall have failed to send or give to such person (i) with or prior to the written confirmation of such sale, a copy of the Prospectus or the Prospectus as amended or supplemented, if any amendments or supplements thereto shall have been furnished at or prior to the time of written confirmation of the sale involved, or (ii) with or prior to the delivery of such Securities to such person, a copy of any amendment or supplement to the Prospectus which shall have been furnished subsequent to such written confirmation and prior to the delivery of such Securities to such person, to the extent that any such loss, claim, damage, or liability results from an untrue statement or an omission which was corrected in the Prospectus or the Prospectus as amended or supplemented.

            (b) Each Agent will indemnify and hold harmless the Issuer against any losses, claims, damages or liabilities to which the Issuer may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Issuer by such Agent specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Issuer in connection with investigating or defending any such loss, claim, damage, liability or action.

            (c)  Promptly after receipt by an indemnified party under this
Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or
(b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satis-factory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall be liable for any compromise or settlement of any such action effected without its consent.

            (d)  If the indemnification provided for in subsection (a) or
(b) above is for any reason, other than as specified in such subsections, held by a court to be unavailable and the Company or any Agent has been required to pay damages as a result of a determination by a court that the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus supplement, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, then the Company shall contribute to the damages paid by the Agents, and the Agents shall contribute to the damages paid by the Company, but in each case only to the extent that such damages arise out of or are based upon such untrue statement or omission, in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Agents on the other from the offering of the Securities, and the relative fault of the Company on the one hand and the Agents on the other in connection with the statements or omissions which resulted in such damages as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Agents on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total agency commissions received by the Agents, in each case as set forth in the Prospectus. The relative fault of the Company on the one hand and the Agents on the other shall be determined by reference to, among other things, whether the untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or the Agents and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Agents agree that it would not be just and equitable if their respective obligations to contribute pursuant to this subsection (d) were to be determined by pro rata allocation of the aggregate damages (even if the Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this subsection (d). For purposes of this subsection (d), the term "damages" shall include any legal or other expenses reasonably incurred by the Company or any of the Agents in connection with investigating or defending against any action or claim which is the subject of the contribution provisions of this subsection (d). Notwithstanding the provisions of this subsection (d), no Agents shall be required to contribute any amount in excess of the amount by which the total price at which the Securities offered by it and distributed to the public were offered to the public exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of such untrue statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Agents' obligations in this subsection
(d) to contribute are several and not joint.

            (e) The obligations of the Issuer under this Section 7 shall be in addition to any liability which the Issuer may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls each Agent within the meaning of the Act; and the obligations of each Agent under this Section 7 shall be in addition to any liability which each Agent may otherwise have and shall extend, upon the same terms and conditions, to each director of the Issuer, to each officer of the Issuer who has signed the Registration Statement and to each person, if any, who controls the Issuer within the meaning of the Act.

            8. Status of Each Agent. In soliciting offers to purchase the Securities from the Issuer pursuant to this Agreement and in assuming its other obligations hereunder (other than offers to purchase pursuant to Section 11), each Agent is acting individually and not jointly and is acting solely as agent for the Issuer and not as principal. Each Agent will make reasonable efforts to assist the Issuer in obtaining performance by each purchaser whose offer to purchase Securities from the Issuer has been solicited by such Agent and accepted by the Issuer, but such Agent shall have no liability to the Issuer in the event any such purchase is not consummated for any reason. If the Issuer shall default on its obligations to deliver Securities to a purchaser whose offer it has accepted, the Issuer (i) shall hold the Agents harmless against any loss, claim or damage arising from or as a result of such default by the Issuer, and (ii) in particular, shall pay to the Agents any commission to which they would be entitled in connection with such sale.

            9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Issuer or its officers and of the Agents set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Agent, the Issuer or any of their respective representatives, officers or directors or any controlling person and will survive delivery of and payment for the Securities. If this Agreement is terminated pursuant to Section 10 or for any other reason, the Issuer shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4(h) and the obligations of the Issuer under Sections 4(d) and 4(g) and the respective obligations of the Issuer and the Agents pursuant to Section 7 shall remain in effect. In addition, if any such termination shall occur either (i) at a time when any Agent shall own any of the Securities with the intention of reselling them or (ii) after the Issuer has accepted an offer to purchase Securities and prior to the related settlement, the obligations of the Issuer under the last sentence of
Section 4(b), under Sections 4(a), 4(c), 4(e) and 4(f) and, in the case of a termination occurring as described in (ii) above, under Sections 3(c), 6(a), 6(e) and 6(f) and under the last sentence of Section 8, shall also remain in effect.

            10. Termination. This Agreement may be terminated for any reason at any time by the Issuer as to any Agent or, in the case of any Agent, by such Agent insofar as this Agreement relates to such Agent, upon the giving of one day's written notice of such termination to the other parties hereto. Any settlement with respect to Securities placed by an Agent occurring after termination of this Agreement shall be made in accordance with the Procedures and each Agent agrees, if requested by the Issuer, to take the steps therein provided to be taken by such Agent in connection with such settlement.

            11. Purchases as Principal. From time to time, any Agent may agree with the Issuer to purchase Securities from the Issuer as principal and (unless the Issuer and such Agent may otherwise agree) such purchase shall be made in accordance with the terms of a separate agreement (a "Purchase Agreement") to be entered into between such Agent and the Issuer in the form attached hereto as Exhibit C. A Purchase Agreement, to the extent set forth therein, may incorporate by reference specified provisions of this Agreement.

            If the Issuer and any Agent do not enter into a Purchase Agreement with respect to any purchase of Securities by such Agent as principal, the following provisions shall apply.

            For each purchase of Securities by any Agent as principal that is made orally and not pursuant to a Purchase Agreement or other written agreement (an "Oral Purchase Agreement"), the Issuer agrees to pay such Agent a commission (or grant an equivalent discount) in accordance with the schedule set forth in Exhibit A hereto on the related settlement date for such Securities, unless otherwise agreed to.

            Any Oral Purchase Agreement shall be deemed to have incorporated by reference Sections 3(d), 4, 6, 7, 12 and 13 hereof, the first and last sentences of Section 9 hereof and, to the extent applicable, the Procedures, except that (i) the phrase "jointly with any other indemnifying party similarly notified" in Section 7(c) hereof and the last sentence of Section 7(d) hereof shall not be applicable to any Oral Purchase Agreement; and (ii) the term "this Agreement", as used in Section 7(d) hereof, shall be deemed to refer to such Oral Purchase Agreement (and not this Agreement) except that in the fifth sentence such term shall be deemed to refer to this Agreement.

            The obligation of such Agent to purchase Securities as principal pursuant to an Oral Purchase Agreement shall be subject to the accuracy on the related settlement date of the representations and warranties of the Issuer contained in Section 2 hereof (it being understood that such representations and warranties shall relate to the Registration Statement and the Prospectus as amended and supplemented at such settlement date) and the performance and observance by the Issuer of all covenants and agreements contained in Sections 4 and 6 hereof. The obligation of such Agent to purchase Securities as principal pursuant to an Oral Purchase Agreement shall (unless the Issuer and such Agent otherwise agree) also be subject to the following conditions unless otherwise waived:

            (a) The satisfaction, on such settlement date, of each of the conditions set forth in subsections (a) and (b) and (d) through (g) of Section 5 hereof (it being understood that each document so required to be delivered shall be dated such settlement date and that each such condition and the statements contained in each such document that relate to the Registration Statement or the Prospectus shall be deemed to relate to the Registration Statement or the Prospectus, as the case may be, as amended and supplemented at the time of settlement on such settlement date and except that the opinion described in Section 5(d) hereof shall be modified so as to state that the Securities being sold on such settlement date, when delivered against payment therefor as provided in such Oral Purchase Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Issuer enforceable in accordance with their terms, subject only to the exceptions set forth in clause (iii) of Section 5(d) hereof, and will conform to the description thereof contained in the Prospectus as amended or supplemented at such settlement date);

            (b) Between the time of entering into such Oral Purchase Agreement and such settlement date there shall not have occurred any of the following: (i) a general suspension or material limitation in trading of securities on the New York Stock Exchange; (ii) a declaration of a bank moratorium by authorities of the United States or of the State of New York; (iii) the general establishment of minimum prices by the New York Stock Exchange or by the Commission; or (iv) the outbreak or escalation of major hostilities involving Armed Forces of the United States or the declaration by the United States of a national emergency or war, if, in the good faith judgment of such Agent, the effect of any event described in this clause (iv) on the financial markets is such that it is impracticable or inadvisable to proceed with completion of the sale of and payment for the Securities;

            (c) Between the time of entering into such Oral Purchase Agreement and such settlement date there shall not have been any change in the capital stock or short-term or long-term indebtedness for borrowed money of the Company and its subsidiaries on a consolidated basis, or any change (financial or otherwise) in, or any development involving a prospective change (financial or otherwise) in or affecting, the financial position, stockholders' equity or results of operations of the Company and its subsidiaries on a consolidated basis or the general affairs of the Company and its subsidiaries considered as a whole, except as set forth or contemplated in the Prospectus as of the date of such Oral Purchase Agreement, which in the judgment of such Agent is material and adverse; and

            (d) Between the time of entering into such Oral Purchase Agreement and such settlement date no downgrading shall have occurred in the rating accorded the Company's senior debt securities by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(1) of Regulation C.

            The Issuer agrees that between the date of any Oral Purchase Agreement and the related settlement date, it will not offer or sell, or enter into any agreement to sell, any debt securities of the Issuer in the United States, other than sales of Securities, borrowings under the Issuer's revolving credit agreements and lines of credit, the private placement of securities and issuances of the Issuer's commercial paper.

            If for any reason any Agent's purchase of Securities pursuant to an Oral Purchase Agreement is not consummated, the Issuer shall remain responsible for the expenses to be paid or reimbursed by the Issuer pursuant to Section 4 hereof and the respective obligations of the Issuer and such Agent pursuant to Section 7 hereof shall remain in effect. If for any reason any Agent's purchase of Securities pursuant to an Oral Purchase Agreement is not consummated other than because of such Agent's default or a failure to satisfy a condition set forth in clause (b), (c) or (d) of this Section 11, the Issuer shall reimburse such Agent, severally, for all out-of-pocket expenses reasonably incurred by such Agent in connection with the offering of such Securities, and not otherwise required to be reimbursed pursuant to Section 4 hereof.

            The principal amount of Securities to be purchased by any Agent pursuant to an Oral Purchase Agreement, the interest rate of such Securities or index pursuant to which the interest rate of such Securities shall be determined, the price to be paid to the Issuer for such Securities, the time and date of delivery of and payment for such Securities and the other Purchase Information with respect to such Securities referred to under the caption "Part I: Administrative Procedures for Certificated Notes -- Details for Settlement" or "Part II:
Administrative Procedures for Book-Entry Notes -- Settlement Procedures" in the Procedures shall be agreed to and shall form a part of such Oral Purchase Agreement.

            12. Notices. Except as otherwise provided herein, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to Goldman, Sachs & Co. shall be directed to it at 85 Broad Street, New York, New York 10004, Attention: Mr. Donald T. Hansen; to Salomon Brothers Inc. shall be directed to it at Seven World Trade Center, New York, New York 10048, Attention: Medium-Term Note Group and notices to the Issuer shall be directed to it at Boise Cascade Corporation, 1111 West Jefferson Street (83702), P.O. Box 50, Boise, Idaho 83728, Attention: General Counsel; or in the case of any party hereto, to such other address or person as such party shall specify to each other party by a notice given in accordance with the provisions of this Section
12.  Any such notice shall take effect at the time of receipt.

            13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, their respective successors, the officers and directors and controlling persons referred to in Section 7 and, to the extent provided in Section 6(f), any person who has agreed to purchase Securities from the Issuer, and no other person will have any right or obligation hereunder.

            14. Governing Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such executed counterparts shall together constitute one and the same Agreement.

            If the foregoing correctly sets forth our agreement, please indicate your acceptance hereof in the space provided for that purpose below.

                                          Very truly yours,

                                          BOISE CASCADE CORPORATION



                                          By:
                                             Name:  Theodore Crumley
                                             Title: Senior Vice President &
                                                    Chief Financial Officer



CONFIRMED AND ACCEPTED, as of the
  date first above written:

GOLDMAN, SACHS & CO.



____________________________
   (Goldman, Sachs & Co.)


SALOMON BROTHERS INC



By: ____________________________
    Name:
    Title:

                                                                  EXHIBIT A





            The Issuer agrees to pay each Agent a commission equal to the following percentage of the principal amount of Securities sold to purchasers solicited by such Agent:


                                                      Commission Rate
                                                    (as a percentage of
Term                                                 principal amount)

9 months to less than 12 months                            .125%

12 months to less than 18 months                           .150

18 months to less than 24 months                           .200

24 months to less than 30 months                           .250

30 months to less than 3 years                             .300

3 years to less than 4 years                               .350

4 years to less than 5 years                               .450

5 years to less than 7 years                               .500

7 years to less than 10 years                              .550

10 years to less than 20 years                             .600

20 years to 30 years                                       .750

more than 30 years                                   To be negotiated

                                                                  EXHIBIT B







                         ADMINISTRATIVE PROCEDURES



            The Medium-Term Notes due nine months or more from their issue date (the "Notes") are to be offered from time to time on a continuing basis by Boise Cascade Corporation (the "Issuer"). Goldman, Sachs & Co., and Salomon Brothers Inc as agents (individually, an "Agent" and collectively, the "Agents"), have each agreed to use reasonable efforts to solicit offers to purchase the Notes. Neither Agent will be obligated to purchase Notes for its own account. The Notes are being sold pursuant to
an Agency Agreement, dated May   , 1996 (the "Agency Agreement"), among the
Issuer and the Agents, and will be issued pursuant to an Indenture, dated as of October 1, 1985, as supplemented by a First Supplemental Indenture, dated as of December 20, 1989, and a Second Supplemental Indenture, dated as of August 1, 1990 (collectively, the "Indenture"), between the Issuer and Morgan Guaranty Trust Company of New York, as trustee with First Trust of New York, National Association as successor trustee (the "Trustee").
The Notes will rank equally and ratably with all other unsecured and unsubordinated indebtedness of the Issuer and will have been registered with the Securities and Exchange Commission (the "Commission"). For a description of the terms of the Notes and the offering and sale thereof, see the sections entitled "Description of Notes" and "Plan of Distribution
of Notes" in the Prospectus Supplement relating to the Notes, dated May   ,
1996, attached hereto and hereinafter referred to as the "Prospectus Supplement", and the sections entitled "Description of Debt Securities" and "Plan of Distribution" in the Prospectus relating to the Notes, dated July 15, 1994, attached hereto and hereinafter referred to as the "Prospectus".

            The Notes will be represented by either book-entry notes delivered to The Depository Trust Company ("DTC") or its nominee and recorded in the book-entry system maintained by DTC ("Book-Entry Notes") or a certificate delivered to the Holder thereof or a Person designated by such Holder ("Certificated Notes"). Owners of "Book-Entry Notes" will not be entitled to receive a certificate representing such Notes. Notes for which interest is calculated on the basis of a fixed interest rate are referred to herein as "Fixed Rate Notes". Notes for which interest is calculated at a rate or rates determined by reference to an interest rate formula are referred to herein as "Floating Rate Notes".

            Administrative procedures and specific terms of the offering are explained below -- Part I indicating specific procedures for Certificated Notes, Part II indicating specific procedures for Book-Entry Notes, and Part III indicating procedures applicable to all Notes. Administrative and record keeping responsibilities will be handled for the Issuer by its Treasury Department. The Issuer will advise the Agents in writing of those persons handling administrative responsibilities with whom the Agents are to communicate regarding offers to purchase Notes and the details of their delivery.

            Unless otherwise defined herein, terms defined in the Indenture (or any applicable Board Resolution referred to therein related to the Notes) shall be used herein as therein defined.

PART I:  ADMINISTRATIVE PROCEDURES FOR CERTIFICATED NOTES

Issue Date

            Each Certificated Note will be dated the date of its authentication. Each Certificated Note will also bear an original issue date (the "Issue Date") which, with respect to any such Note (or portion thereof), shall mean the date of its original issuance and shall be specified therein.

The Issue Date will remain the same for all Certificated Notes subsequently issued upon transfer, exchange or substitution of a Certificated Note, regardless of their dates of authentication.

Price to Public; Denominations; Registration

            Except as otherwise specified in a Pricing Supplement, each Certificated Note will be issued at 100% of principal amount. The denominations of the Certificated Notes will be $1,000 and any larger denomination which is an integral multiple of $1,000. Certificated Notes will be issued only in fully registered form.

Transfers and/or Exchanges

            A Certificated Note may be presented for transfer or exchange at the principal corporate trust office in The City of New York of the Trustee. Certificated Notes will be exchangeable for other Certificated Notes of any authorized denominations and having identical terms and provisions and for a like aggregate principal amount, upon surrender of the Certificated Notes to be exchanged at the corporate trust office of the Trustee. Certificated Notes will not be exchangeable for Book-Entry Notes.

Interest Payments

            Interest on each Certificated Note will be calculated and paid in the manner described in such Note and in the Prospectus Supplement. Unless otherwise specified therein, each payment of interest on a Certificated Note will include interest accrued from and including its original issue date, or from and including the last date to which interest has been paid or duly provided for, as the case may be, to but excluding the next Interest Payment Date or the Maturity date of such Note; provided, however, that a Floating Rate Certificated Note which has a rate of interest that is reset daily or weekly will include interest accrued from and including its original issue date or from but excluding the last preceding Regular Record Date, as the case may be, to, and including, the next succeeding Regular Record Date (as defined below), except that at Maturity, the interest payable will include interest accrued to, but excluding, the Maturity Date. Unless otherwise specified therein, each Certificated Note will bear interest (i) in the case of Fixed Rate Notes, at the annual rate stated on the face thereof, payable semiannually in arrears on February 1 and August 1 of each year and at Maturity and (ii) in the case of Floating Rate Notes, at a rate determined pursuant to the formula stated on the face thereof. Interest will be payable to the person in whose name the Certificated Note is registered at the close of business on the Regular Record Date (described below) next preceding the Interest Payment Date; provided, however, that interest payable at Maturity will be payable to the person to whom principal shall be payable. The first payment of interest on any Note originally issued between a Regular Record Date and an Interest Payment Date will be made on the Interest Payment Date following the next succeeding Regular Record Date to the person in whose name such Note is registered on the Regular Record Date for such succeeding interest payment date. If any Interest Payment Date specified on the face of a Fixed Rate Certificated Note would otherwise be a day that is not a Business Day with respect to such Note, then the interest payable on such Interest Payment Date shall be payable on the next succeeding Business Day and no interest on such payment shall accrue for the period from and after the Interest Payment Date. Interest payments will be made on Floating Rate Certificated Notes monthly, quarterly, semiannually, or annually, in arrears, and at Maturity. Interest will be payable, in the case of Floating Rate Certificated Notes with a daily or weekly Interest Reset Date, on the third Wednesday of March, June, September and December of each year, as specified in the Note; with a monthly Interest Reset Date, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified in the applicable Note; with a quarterly Interest Reset Date, on the third Wednesday of March, June, September and December of each year; with a semiannual Interest Reset Date, on the third Wednesday of the two months specified in the applicable Note; and with an annual Interest Reset Date, on the third Wednesday of the month specified in the applicable Note; provided, however, that if any interest payment date specified on the face of a Floating Rate Certified Note would otherwise be a day that is not a Business Day with respect to such Note, then such interest payment date shall be postponed to the next succeeding Business Day, except that in the case of a Floating Rate Note for which the Base Rate is LIBOR, if such Business Day is in the succeeding calendar month, such interest payment date will be the immediately preceding Business Day. All interest payments (excluding interest payments made at Maturity) will be made by check mailed to the person entitled thereto as provided above, except that interest payments may be made by wire transfer to the person entitled thereto as provided above if written instructions have been received by the Trustee no later than fifteen days prior to the applicable Interest Payment Date, and arrangements satisfactory to the Issuer, the Trustee and such person have been made.

            Promptly following each Record Date, the Trustee will furnish the Issuer with a list of interest payments (to the extent then known) due on the following Interest Payment Date by telephone (confirmed in writing), facsimile transmission or other acceptable written means. The Trustee will provide, on or about the first Business Day of each month, to the Issuer's Treasury Department a list of the principal and interest to be paid on Certificated Notes maturing in the next succeeding month. The Trustee will assume responsibility for withholding taxes on interest paid as required by law to the extent Holders have not produced a taxpayer identification number ("TIN").

Redemption/Repayment

            The Notes will be subject to repayment at the option of the Holders thereof in accordance with the terms of the Notes on the Repayment Date, if any. The Repayment Date and Repayment Price, if any, will be fixed at the time of sale and set forth in the applicable Pricing Supplement and in the applicable Note. If no Repayment Date is indicated with respect to a Note, such Note will not be repayable at the option of the Holder prior to Maturity.

            The Notes will be subject to redemption in whole or in part (subject to applicable minimum denominations), at the option of the Issuer on and after the Redemption Date, if any. The Redemption Date and Redemption Price, if any, will be fixed at the time of sale and set forth in the applicable Note. If no Redemption Date is indicated with respect to a Note, such Note will not be redeemable prior to Maturity.

Payment at Maturity

            Upon presentation of each Certificated Note at Maturity, the Trustee (or a duly authorized Paying Agent) will pay the principal amount thereof, together with accrued interest due at Maturity. Such payment will be made in immediately available funds, provided that the Certificated Note is presented in time for the Trustee (or any such Paying Agent) to make payment in such funds in accordance with its normal procedures. The Issuer will provide the Trustee (and any such Paying Agent) with funds available for immediate use for such purpose. Certificated Notes presented at Maturity will be cancelled by the Trustee as provided in the Indenture.

Determination of Settlement Date

            The receipt of immediately available funds by the Issuer in payment for a Certificated Note and the authentication and issuance of such

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

Note shall, with respect to such Note, constitute "settlement". All offers accepted by the Issuer will be settled on the third Business Day next succeeding the date of acceptance unless otherwise agreed by any purchaser and the Issuer. The settlement date shall be specified upon acceptance of an offer. The Trustee will deliver the Certificated Notes to the Presenting Agent no later than 2:15 p.m., New York City time, on that day.

Details for Settlement

            For each offer accepted by the Issuer, the Agent who presented such offer (the "Presenting Agent") will communicate to the Issuer's Treasury Department, prior to 3:00 p.m., New York City time, on the Business Day preceding the settlement date, by facsimile transmission or other acceptable means, the following information (the "Purchase
Information"):

      1. Exact name in which the Certificated Note or Notes are to be registered ("registered owner").

      2. Exact address of registered owner and, if different, the address for delivery, notices and payment of principal and interest.

      3.    TIN of registered owner.

      4. Principal amount of each Certificated Note in authorized denominations to be delivered to the registered owner.

      5. In the case of a Fixed Rate Note, the interest rate of each Certificated Note; in the case of a Floating Rate Note, the Initial Interest Rate (if known at such time), Index Maturity, Interest Rate Basis, Spread or Spread Multiplier (if any), Maximum Interest Rate (if any), Minimum Interest Rate (if any), Interest Reset Period, Interest Reset Dates, Interest Payment Dates, and the Calculation Agent, in each case, to the extent applicable.

      6.    Stated Maturity of each Certificated Note.

      7. Redemption and/or repayment provisions, if any, of each Certificated Note.

      8.    Trade Date of each Certificated Note.

      9.    Settlement date (Issue Date) for each Certificated Note.

      10. Presenting Agent's Commission (to be paid in the form of a discount from the proceeds remitted to the Issuer on settlement).

      11.   Price.

      12.   Any additional applicable terms of each Certificated Note.

            The Issue Date of, and the settlement date for, Certificated Notes will be the same. Before accepting any offer to purchase
Certificated Notes to be settled in less than three Business Days, the Issuer will verify that the Trustee will have adequate time to prepare and authenticate the Certificated Notes.

            All Note issuance instructions shall be given by the Issuer by telephone (confirmed in writing), facsimile transmission or other acceptable written means. Instructions shall be given by the Issuer or by any person, including any employee of an Agent, who has been designated by the Issuer in writing to the Trustee as a person authorized to give such instructions hereunder.

            Immediately after receiving the details for each offer from the Presenting Agent, but in no event later than 3:00 p.m. on the Business Day preceding the Settlement Date, the Issuer will, after recording the details and any necessary calculations, communicate the Purchase Information by facsimile transmission or other acceptable written means, to the Trustee. Each such instruction given by the Issuer to the Trustee will constitute a continuing representation and warranty by the Issuer to the Trustee and the Agents that (i) the issuance and delivery of such Certificated Notes have been duly and validly authorized by the Issuer and (ii) such Certificated Notes, when completed, authenticated and delivered, will constitute the valid and legally binding obligation of the Issuer. The Trustee will assign to and enter on each Certificated Note a transaction number.

            The Issuer will deliver to the Trustee a preprinted four-ply packet for such Certificated Note, which packet will contain the following documents in forms that have been approved by the Issuer, the Agents and the Trustee:

      1.    Certificated Note with customer confirmation.

      2.    Stub One - For Trustee.

      3.    Stub Two - For Agent.

      4.    Stub Three - For the Issuer.

            The Trustee will complete such Certificated Note and will authenticate such Certificated Note and deliver it (with the Confirmation) and Stubs One and Two to such Agent, and such Agent will acknowledge receipt of the Certificated Note by stamping or otherwise marking Stub One and returning it to the Trustee. The Trustee will send Stub Three to the Issuer by first-class mail.

Confirmation

            For each accepted offer, the Presenting Agent will issue a confirmation to the purchaser, with a copy to the Issuer's Treasury Department, setting forth the Purchase Information and delivery and payment instructions; provided, however, that, in the case of the confirmation issued to the purchaser, no confirmation shall be delivered to the purchaser prior to the delivery of the Prospectus referred to in Part III.

Settlement; Note Deliveries and Cash Payment

            The Issuer will deliver to the Trustee at the commencement of the program and from time to time thereafter a supply of duly executed Certificated Notes with pre-printed control numbers adequate to implement the program. Upon the receipt of appropriate documentation and instructions from the Issuer in accordance with the applicable Officers' Determination of Terms Certificate and verification thereof, the Trustee will cause the Certificated Notes to be completed and authenticated and hold the Certificated Notes for delivery.

            The Trustee will deliver the Certificated Notes in accordance with instructions from the Issuer, to the Presenting Agent, as the Issuer's agent, for the benefit of the purchaser only against receipt. The Presenting Agent will acknowledge receipt of the Certificated Note through a broker's receipt. Delivery of the Certificated Note by the Trustee will be made only against such acknowledgement of receipt from the Presenting Agent. Upon the Presenting Agent's determination that such Certificated Note has been authenticated, delivered and completed as aforesaid, the Presenting Agent will make, or cause to be made, payment to the Issuer at such account of the Issuer as it may specify in writing, in immediately available funds, of an amount equal to the principal amount of such Certificated Notes, less the applicable commission. If the Presenting Agent in any instance advances its own funds, the Issuer shall not use any of the proceeds of such sale to acquire securities.

            The Presenting Agent, as the Issuer's agent, will deliver the Certificated Notes (with the written confirmation provided for above) to the purchaser thereof against payment therefor by such purchaser. Delivery of any confirmation or Certificated Note will be made in compliance with "Delivery of Prospectus" in Part III.

Fails

            In the event that a purchaser shall fail to accept delivery of and make payment for a Certificated Note on the settlement date, the Presenting Agent will notify the Trustee and the Issuer by telephone, confirmed in writing. If the Certificated Note has been delivered to the Presenting Agent, as the Issuer's agent, the Presenting Agent will return such Certificated Note to the Trustee. If funds have been advanced by the Presenting Agent for the purchase of such Certificated Note, the Trustee will, immediately upon receipt of such Certificated Note, debit the account of the Issuer for the amount so advanced and the Issuer will refund the payment previously made by the Presenting Agent in immediately available funds. Such payment will be made on the settlement date, if possible, and in any event not later than the Business Day following the settlement date. If such fail shall have occurred for any reason other than the failure of the Presenting Agent to provide the Purchase Information to the Trustee and the Issuer or to provide a confirmation to the purchaser, the Issuer will reimburse the Presenting Agent on an equitable basis for its loss of the use of funds during the period when they were credited to the account of the Issuer.

            Immediately upon receipt of the Certificated Note in respect of which the fail occurred, the Trustee will cause the Security Registrar to make appropriate entries to reflect the fact that the Certificated Note was never issued and the Certificated Note will be canceled and disposed of as provided in the Indenture.

PART II:  ADMINISTRATIVE PROCEDURES FOR BOOK-ENTRY NOTES

            In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its obligations under a Letter of Representation (the "Letter") from the Issuer and the Trustee to DTC dated as of the date hereof, and a Medium-Term Note Certificate Agreement between the Trustee and DTC dated as of __________, 1996 and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS").

Issuance

            All Book-Entry Notes having the same Issue Date, interest rate, Stated Maturity and redemption and repayment terms, if any, will be represented initially by a single depository note (the "Global Note") in fully registered form without coupons representing up to $200,000,000 aggregate principal amount of all such Book-Entry Notes which are Fixed Rate Notes that have the same Original Issue Date, Interest Rate, Interest Payment Dates, Stated Maturity, and redemption and repayment provisions, if any, or a single Global Note in a fully registered form without coupons representing up to $200,000,000 aggregate principal amount of all such Book-Entry Notes which are Floating Rate Notes having the same Original Issue Date, redemption and repayment provisions, Interest Rate Basis, Initial Interest Rate, Index

Maturity, Spread or Spread Multiplier (if any), Minimum Interest Rate (if any), Maximum Interest Rate (if any), Interest Determination Dates, Interest Reset Dates, Interest Payment Dates and Stated Maturity Date (collectively, the "Terms"). Each Global Note will be dated and issued as of the date of its authentication by the Trustee. Each Global Note will bear an "Original Issue Date", which will be (i) with respect to an original Global Note (or any portion thereof), its Issue Date, and
(ii) following a consolidation of Global Notes, the most recent Interest Payment Date to which interest has been paid or duly provided for on the predecessor Global Notes, regardless of the date of authentication of such subsequently issued Global Note. No Global Note will represent both Fixed Rate and Floating Rate Book-Entry Notes or any Certificated Note.

Identification Numbers

            The Issuer has arranged with the CUSIP Service Bureau of Standard & Poor's Corporation (the "CUSIP Service Bureau") for the reservation of a series of CUSIP numbers (including tranche numbers), such series consisting of approximately 900 CUSIP numbers and relating to Global Notes representing Book-Entry Notes. The Issuer has obtained from the CUSIP Service Bureau a written list of such reserved CUSIP numbers and has delivered it to the Trustee and DTC. The Trustee will assign CUSIP numbers serially to Global Notes as described below under Settlement Procedure "C". DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Trustee has assigned to Global Notes. The Trustee will notify the Issuer at the time when fewer than 100 of the reserved CUSIP numbers remain unassigned to the Global Notes; and the Issuer will reserve an additional 900 CUSIP numbers for assignment to Global Notes representing Book-Entry Notes. Upon obtaining such additional CUSIP numbers, the Issuer shall deliver a list of such additional CUSIP numbers to the Trustee and DTC.

Registration

            Each Global Note will be registered in the name of Cede & Co., as nominee for DTC, on the Security Register maintained under the Indenture. The beneficial owner of a Book-Entry Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Note, the "Participants") to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such Note in the account of such Participants. The ownership interest of such beneficial owner in such Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers

            Transfers of a Book-Entry Note will be accomplished by book entries made by DTC and, in turn, by Participants (and, in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Note.

Exchanges

            The Trustee may upon notice to the Issuer deliver to DTC and the CUSIP Service Bureau at any time a written notice of consolidation (a copy of which shall be attached to the Global Note resulting from such consolidation) specifying (i) the CUSIP numbers of two or more outstanding Global Notes that represent Book-Entry Notes having the same Terms, and for which interest has been paid to the same date, (ii) a date occurring at least thirty days after such written notice is delivered and at least thirty days before the next

Interest Payment Date for such Notes, on which such Global Notes shall be exchanged for a single replacement Global Note and (iii) a new CUSIP number to be assigned to such replacement Global Note. Upon receipt of such a notice, DTC will send to its Participants (including the Trustee) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Trustee will deliver to the CUSIP Service Bureau a written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Notes to be exchanged will no longer be valid. On the specified exchange date, the Trustee will exchange such Global Notes for a single Global Note bearing the new CUSIP number and a new Original Issue Date and the CUSIP numbers of the exchanged Global Notes will, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned.

Redemption/Repayment

            The Trustee will comply with the terms of the Letter with regard to redemptions or repayments of the Book-Entry Notes. If a Global
Note is to be redeemed in part, the Trustee will cancel such Global Note and issue a Global Note which shall represent the remaining portion of such Global Note and shall bear the CUSIP number of the canceled Global Note.

Payment Upon Redemption

            In the case of Book-Entry Notes stated by their terms to be redeemable prior to maturity, at least 60 calendar days before the date fixed for redemption (the "Redemption Date"), the Issuer shall notify the Trustee of the Issuer's election to redeem such Book-Entry Notes in whole or in part and the principal amount of such Book-Entry Notes to be so redeemed. At least 30 calendar days but not more than 60 calendar days prior to the Redemption Date, the Trustee shall notify DTC of the Issuer's election to redeem such Book-Entry Notes. The Trustee shall notify the Issuer and DTC of the CUSIP numbers of the particular Book-Entry Notes to be redeemed either in whole or in part. The Issuer, the Trustee and DTC will confirm the amounts of such principal and interest payable with respect to each such Book-Entry Note on or about the fifth Business Day preceding the Redemption Date of such Book-Entry Note. The Issuer will pay the Trustee, in accordance with the terms of the Issuing and Paying Agency Agreement, the principal amount necessary to redeem each such Book-Entry Note or the applicable portion of each such Book-Entry Note, together with interest due on such principal amount of each such Book-Entry Note on such Redemption Date. The Trustee will pay such amount to DTC at the times and in the manner set forth herein. Promptly after payment to DTC of the principal and interest due on the Redemption Date for such Book-Entry Note, the Trustee shall cancel any such Book-Entry Note; the Trustee shall cancel any such Book-Entry Note redeemed in whole and shall deliver it to the Issuer with an appropriate debit advice.

Denominations

            The denominations of the Book-Entry Notes will be $1,000 or any larger denomination which is an integral multiple of $1,000. Global Notes will be denominated in principal amounts not in excess of $200,000,000.

Interest

            Interest on each Book-Entry Note will be calculated and paid in the manner described in such Note and in the Prospectus Supplement. Unless otherwise specified therein, each payment of interest on a Book-Entry Note will include interest accrued from and including its original issue date, or from and including the last date to which interest has been paid or duly provided for, as the case may be, to but excluding the next interest payment date or the Maturity Date of such Note; provided, however, that a Floating

Rate Book-Entry Note which has a rate of interest that is reset daily or weekly will include interest accrued from and including its original issue date or from but excluding the preceding Regular Record Date, as the case may be, to, and including, the next succeeding Record Date (as defined below), except that at Maturity, the interest payable will include interest accrued to, but excluding, the Maturity Date. Unless otherwise specified therein, each Book-Entry Note will bear interest (i) in the case of Fixed Rate Notes, at the annual rate stated on the face thereof, payable semiannually in arrears on February 1 and August I of each year, and at Maturity and (ii) in the case of Floating Rate Notes, at a rate determined pursuant to the formula stated on the face thereof. Interest will be payable to the person in whose name the Book-Entry Note in registered at the close of business on the Regular Record Date (described below) next preceding the Interest Payment Date; provided, however, that interest payable at Maturity will be payable to the Person to whom the principal of such Note is payable. The first payment of interest on any Note originally issued between a Regular Record Date and an Interest Payment Date will be made on the Interest Payment Date following the next succeeding Regular Record Date to the person in whose name such Note is registered on the Regular Record Date for such succeeding interest payment date. If any Interest Payment Date specified on the face of a Fixed Rate Book-Entry Note would otherwise be a day that is not a Business Day with respect to such Note, then the interest payable on such Interest Payment Date shall be payable on the next succeeding Business Day and no interest on such payment shall accrue for the period from and after the Interest Payment Date. Interest payments will be made on Floating Rate Book-Entry Notes monthly, quarterly, semiannually, or annually, in arrears, and at Maturity.
Interest will be payable, in the case of Floating Rate Book-Entry Notes with a daily or weekly Interest Reset Date, on the third Wednesday of March, June, September and December of each year as specified in Settlement Procedure "A" below; with a monthly Interest Reset Date, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified in Settlement Procedure "A" below; with a quarterly Interest Reset Date, on the third Wednesday of March, June, September, and December of each year; with a semiannual Interest Reset Date, on the third Wednesday of the two months specified in Settlement Procedure "A" below; and with an annual Interest Reset Date, on the third Wednesday of the month specified in Settlement Procedure "A" below; provided, however, that if any interest payment date specified on the face of a Floating Rate Book-Entry Note would otherwise be a day that is not a Business Day with respect to such Note, then such interest payment date shall be postponed to the next succeeding Business Day, except that in the case of a Floating Rate Note for which the Base Rate is LIBOR, if such Business Day is in the succeeding calendar month, such interest payment date will be the immediately preceding Business Day. Standard & Poor's Corporation will use the information received in the pending deposit message described under Settlement Procedure "C" to include the amount of any interest payable and certain other information regarding the related Global Note in the appropriate daily or weekly bond report published by Standard & Poor's Corporation.

Notice of Interest Payment and Regular Record Date

            To the extent then known, on the first Business Day of March, June, September, and December of each year, the Trustee will deliver to the Issuer and DTC a written list of Record Dates and interest payment dates that will occur with respect to Floating Rate Book-Entry Notes during the six-month period beginning on such first Business Day.

Payments of Principal and Interest

            (a) Payments of Interest Only. Promptly after each Regular Record Date, the Trustee will deliver to the Issuer and DTC a written notice specifying by CUSIP number the amount of interest to be paid on each Global

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

Note on the following Interest Payment Date (other than an Interest Payment Date coinciding with Maturity) and the total of such amounts. The Issuer will confirm with the Trustee the amount payable on each Global Note on such Interest Payment Date. DTC will confirm the amount payable on each Global Note on such Interest Payment Date by reference to the daily or weekly bond reports published by Standard & Poor's Corporation. The Issuer will pay to the Trustee the total amount of interest due on such Interest Payment Date (other than at Maturity), and the Trustee will pay such amount to DTC at the times and in the manner set forth below under "Manner of Payment".

            (b) Payments at Maturity. On or about the first Business Day of each month, the Trustee will deliver to the Issuer and DTC a written list of principal and interest to be paid on each Global Note maturing in the following month. The Issuer, the Trustee and DTC will confirm the amounts of such principal and interest payments with respect to each such Global Note on or about the fifth Business Day preceding the Maturity of such Global Note. The Issuer will pay to the Trustee, as the paying agent, the principal amount of such Global Note, together with interest due at such Maturity. Upon surrender of a Global Note, the Trustee will pay such amounts to DTC at the times and in the manner set forth below under "Manner of Payment". If any Maturity of a Global Note representing Book-Entry Notes is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Maturity. Promptly after payment to DTC of the principal and interest due at Maturity of such Global Note, the Trustee will cancel such Global Note and return such Global Note to the Issuer in accordance with the terms of the Indenture.

            (c) Manner of Payment. The total amount of any principal and interest due on Global Notes on any Interest Payment Date or at Maturity shall be paid by the Issuer to the Trustee in immediately available funds on such date. The Issuer will make such payment on such Global Notes by wire transfer to the Trustee. The Issuer will confirm instructions regarding payment in writing to the Trustee. Prior to 10:00 a.m. New York City time, on each Maturity Date or as soon as possible thereafter, the Trustee will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve Bank of New York previously specified by DTC, in funds available for immediate use by DTC, each payment of principal (together with interest thereon) due on Global Notes on any Maturity Date. On each Interest Payment Date, interest payment shall be made to DTC in same day funds in accordance with existing arrangements between the Trustee and DTC. Thereafter, on each such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names the Book-Entry Notes represented by such Global Notes are recorded in the book-entry system maintained by DTC. NEITHER THE ISSUER NOR THE TRUSTEE SHALL HAVE ANY DIRECT RESPONSIBILITY OR LIABILITY FOR THE PAYMENT BY DTC TO SUCH PARTICIPANTS OF THE PRINCIPAL OF AND INTEREST ON THE BOOK-ENTRY NOTES.

            (d) Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Book-Entry Note will be determined and withheld by the Participant, indirect participant in DTC or other person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

Settlement

            The receipt by the Issuer of immediately available funds in payment for a Book-Entry Note and the authentication and issuance of the Global Note or Global Notes representing such Note shall constitute "settlement" with respect to such Book-Entry Note. All orders accepted by the Issuer will be settled on the third Business Day from the date of the sale

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

pursuant to the timetable for settlement set forth below unless the Issuer and the purchaser agree to settlement on a later date.

Settlement Procedures

            Settlement Procedures with regard to each Book-Entry Note sold by the Issuer through an Agent shall be as follows:

A. Such Agent will advise the Issuer by telephone of the following settlement information:

       1.   Registered owner.

       2. Address of registered owner and, if different, the address for delivery, notices and payment of principal and interest.

       3.   TIN of registered owner.

       4.   Principal amount.

       5.   Stated Maturity Date.

       6. In the case of a Fixed Rate Note, the interest rate of each Certificated Note; in the case of a Floating Rate Note, the Initial Interest Rate (if known at such time), Index Maturity, Interest Rate Basis, Spread or Spread Multiplier (if any), Maximum Interest Rate (if any), Minimum Interest Rate (if any), Interest Reset Period, Interest Reset Dates, Interest Payment Dates, and the Calculation Agent, in each case, to the extent applicable.

       7.   Redemption and/or repayment provisions, if any.

       8.   Trade Date.

       9.   Settlement date (Issue Date).

      10.   Agent's commission (expressed as a percentage).

      11.   Price.

      12.   Any additional applicable terms.

B. The Issuer will advise the Trustee by telephone (confirmed in writing), facsimile transmission or by another mutually acceptable method of the settlement information set forth in Settlement Procedure "A" above and the name of the applicable Agent. Each such communication by the Issuer shall constitute a representation and warranty by the Issuer to the Trustee and each Agent that such Global
      Note is then, and at the time of issuance and sale thereof will be, duly authorized for issuance and sale by the Issuer.

C. The Trustee will assign a CUSIP number to the Global Note representing such Book-Entry Note and will telephone the Issuer and advise the Issuer of such CUSIP number and, as soon thereafter as practicable, the Issuer shall notify the Agent of such CUSIP number. The Trustee will enter a pending deposit message through DTC's Participant Terminal System, providing the following settlement information to DTC (which shall route such information to Standard & Poor's Corporation) and the relevant Agent:

      1.    The applicable information set forth in Settlement Procedure
            "A".

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

      2. Initial Interest Payment Date for such Book-Entry Note, number of days by which such date succeeds the Regular Record Date which, in the case of Floating Rate Notes which reset daily or weekly, shall be the date 5 calendar days immediately preceding the applicable interest payment date, and in the case of all other Notes shall be the Regular Record Date (as defined in the Note), and, if known, the amount of interest payable on such Interest Payment Date per $1,000 principal amount of Book-Entry Notes.

      3.    Identification as either a Fixed Rate Note or a Floating Rate
            Note.

      4.    CUSIP number of the Global Note representing such Note.

      5. Whether such Global Note will represent any other Book-Entry Note (to the extent known at such time).

      6.    Interest payment periods.

      7. Numbers of the participant accounts maintained by DTC on behalf of the Trustee and the Agents.

D. The Trustee will complete and authenticate the Global Note representing such Note.

E. DTC will credit such Note to the Trustee's participant account at DTC.

F. The Trustee will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC to (i) debit such Note to the Trustee's participant account and credit such Note to such Agent's participant account and (ii) debit such Agent's settlement account and credit the Trustee's settlement account for an amount equal to the price of such Note less such Agent's commission. The entry of such a deliver order shall constitute a representation and warranty by the Trustee to DTC that (i) the Global Note representing such Note has been executed, delivered and authenticated and (ii) the Trustee is holding such Global Note pursuant to the Medium-Term Note Certificate Agreement between the Trustee and DTC.

G. Such Agent will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC (i) to debit such Note to such Agent's participant account and credit such Note to the Participant accounts of the Participants with respect to such Note and (ii) to debit the settlement accounts of such Participants and credit the settlement account of such Agent for an amount equal to the price of such Note.

H. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures "F" and "G" will be settled in accordance with SDFS operating procedures in effect on the settlement date.

I. The Trustee, upon confirming receipt of such funds, will wire transfer the amount transferred to the Trustee in accordance with Settlement Procedure "F", in funds available for immediate use, for the account of "Boise Cascade Corporation", to account no. 12338-24185 at Bank of America, San Francisco, California (ABA No. 1210-0035-8).

J. Such Agent will confirm the purchase of such Note to the purchaser either by transmitting to the Participants with respect to such Note a confirmation order or orders through DTC's institutional delivery system or by mailing a written confirmation to such purchaser.

Settlement Procedures Timetable

            For orders of Book-Entry Notes solicited by an Agent, and accepted by the Issuer for settlement on the first Business Day after the sale date, Settlement Procedures "A" through "J" set forth above shall be completed as soon as possible but not later than the respective times (Now York City time) set forth below:


Settlement
Procedure                    Time

A                 11:00 a.m. on the sale date

B                 12:00 Noon on the sale date

C                 2:00 p.m. on the sale date

D                 9:00 a.m. on settlement date

E                 10:00 a.m. on settlement date

F-G               2:00 p.m. on settlement date

H                 4:45 p.m. on settlement date

I-J               5:00 p.m. on settlement date


            If a sale is to be settled more than one Business Day after the sale date, Settlement Procedures "A", "B" and "C" shall be completed as soon as practicable but not later than 11:00 a.m., Noon and 2:00 p.m., as the case may be, on the first Business Day after the sale date.

            If the initial interest rate for a Floating Rate Book-Entry Note has not been determined at the time that Settlement Procedure "A" is completed, and Settlement Procedures "B" and "C" shall be completed as soon as such rate has been determined but no later than 12:00 Noon and 2:00 p.m., as the case may be, on the Business Day before the settlement date. Settlement Procedure "H" is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the settlement date.

            If settlement of a Book-Entry Note is rescheduled or cancelled, the Company shall notify the Trustee, and upon receipt of such notice, the Trustee will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 2:00 p.m., New York City time, on the Business Day immediately preceding the scheduled settlement date.

Failure to Settle

            If the Trustee has not entered an SDFS deliver order with respect to a Book-Entry Note pursuant to Settlement Procedure "F", then upon written request (which may be evidenced by telecopy transmission) of the Issuer, the Trustee shall deliver to DTC, through DTC's Participant Terminal System, as soon as practicable, but no later than 2:00 p.m. on any Business Day, a withdrawal message instructing DTC to debit such Note to the Trustee's participant account. DTC will process the withdrawal message, provided that the Trustee's participant account contains a principal amount of the Global Note representing such Note that is at least equal to the principal amount to be debited. If withdrawal messages are processed with respect to all the Book-Entry Notes represented by a Global Note, the Trustee will mark such Global Note "cancelled", make appropriate entries in the Trustee's records and send such cancelled Global Note to the Issuer. The CUSIP number assigned to such Global Note shall, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. If withdrawal messages are processed with respect to one or more, but not all, of the Book-Entry Notes represented by a Global Note, the Trustee will exchange such Global Note for two Global Notes, one of which shall represent such Note or Notes and shall be cancelled immediately after issuance and the other of which shall represent the remaining Book-Entry Notes previously represented by the surrendered Global Note and shall bear the CUSIP number of the surrendered Global Note.

            If the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the Agent for such Note may enter an SDFS deliver order through DTC's Participant Terminal System debiting such Note to such Agent's participant account and crediting such Note free to the participant account of the Trustee and shall notify the Trustee and the Issuer thereof. Thereafter, the Trustee, (i) will immediately notify the Issuer, once the Trustee has confirmed that such Note has been credited to its participant account, and the Issuer shall immediately transfer by Fedwire (immediately available funds) to such Agent an amount equal to the price of such Note which was previously sent by wire transfer to the account of the Issuer maintained at Bank of America in accordance with Settlement Procedure "I", and (ii) the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph. Such debits and credits will be made on the settlement date, if possible, and in any event not later than 5:00 p.m. on the following Business Day. If such failure shall have occurred for any reason other than failure by the applicable Agent to perform its obligations hereunder the Agency Agreement, the Issuer will reimburse such Agent on an equitable basis for its loss of the use of funds during the period when the funds were credited to the account of the Issuer.

            Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes to have been represented by a Global Note, the Trustee will provide, in accordance with Settlement Procedures "D" and "E", for the authentication and issuance of a Global Note representing the other Book-Entry Notes to have been represented by such Global Note and will make appropriate entries in its records.

PART III.  ADMINISTRATIVE PROCEDURES APPLICABLE TO ALL NOTES

Maturities; Minimum Purchase; Calculation of Interest

            Each Note will mature on a date, selected by the purchaser and agreed to by the Issuer, which will be at least 9 months or more after its Issue Date. The minimum aggregate amount of Notes which may be offered to any purchaser will be $1,000. Interest on Fixed Rate Notes (including interest for partial periods) will be calculated on the basis of a 360-day year of twelve 30-day months. Interest will not accrue on the 31st day of any month. Interest on Floating Rate Notes, except as otherwise set forth therein, will be calculated on the basis of actual days elapsed and a year of 360 days, except that in the case of a Floating Rate Note for which the Base Rate is Treasury Rate, interest will be calculated on the basis of the actual number of days in the year.

Regular Record Dates for Interest

            Except as otherwise specified in a Pricing Supplement, the Regular Record Date for Fixed Rate Notes with respect to any Interest Payment Date shall be January 16 or July 16. Unless otherwise specified in a Pricing Supplement, the Regular Record Date with respect to Floating Rate Notes shall be the date 15 calendar days prior to each Interest Payment Date, whether or not such date shall be a Business Day.

Procedures for Establishing the Terms of the Notes

            The Issuer and the Agents will discuss from time to time the rates to be borne by the Notes that may be sold as a result of the solicitation of offers by the Agents. Once any Agent has recorded any indication of interest in Notes upon certain terms, and communicated with the Issuer, if the Issuer plans to accept an offer to purchase Notes upon such terms, it will prepare a Pricing Supplement to the Prospectus, as then amended or supplemented, reflecting the terms of such Notes and, after approval from the Agents, will arrange to have 10 copies of the Pricing Supplement filed with, or transmitted by a means reasonably calculated to result in filing with, the Commission pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended (the "Act"), no later than the fifth Business Day following the date of determination of the settlement information described below or the date such Pricing Supplement is first used. The Issuer will supply at least 10 copies of the Prospectus, as then amended or supplemented, and bearing such Pricing Supplement, to the Agent who presented such offer (the "Presenting Agent"). No settlements with respect to Notes upon such terms may occur prior to such transmitting or filing and the Agents will not, prior to such transmitting or filing, mail confirmations to customers who have offered to purchase Notes upon such terms. After such transmitting or filing, sales, mailing of confirmations and settlements may occur with respect to Notes upon such terms, subject to the provisions of "Delivery of Prospectus" below.

            If the Issuer decides to post rates and a decision has been reached to change interest rates, the Issuer will promptly notify each Agent. Each Agent will forthwith suspend solicitation of purchases. At that time, the Agents will recommend and the Issuer will establish rates to be so "posted". Following establishment of posted rates and prior to the transmitting or filing described in the preceding paragraph, the Agents may only record indications of interest in purchasing Notes at the posted rates. Once any Agent has recorded any indication of interest in Notes at the posted rates and communicated with the Issuer, if the Issuer plans to accept an offer at the posted rate, it will prepare a Pricing Supplement reflecting such posted rates and, after approval from the Agents, will arrange to have 10 copies of the Pricing Supplement filed with, or transmitted by means reasonably calculated to result in filing with, the Commission and will supply at least 10 copies of the Prospectus, as then amended or supplemented, and bearing such Pricing Supplement, to the Presenting Agent. No settlements at the posted rates may occur prior to such transmitting or filing and the Agents will not, prior to such transmitting or filing, mail confirmations to customers who have offered to purchase Notes at the posted rates. After such transmitting or filing, sales, mailing of confirmations and settlements may resume, subject to the provisions of "Delivery of Prospectus" below.

            Outdated Pricing Supplements, and copies of the Prospectus to which they are attached (other than those retained for files), will be destroyed.

Suspension of Solicitation; Amendment or Supplement

            As provided in the Agency Agreement, the Issuer may instruct the Agents to suspend solicitation of offers to purchase at any time, and upon receipt of at least one Business Day's prior notice from the Issuer, the Agents will each forthwith suspend solicitation until such time as the Issuer has advised them that solicitation of offers to purchase may be resumed.

            If the Agents receive the notice from the Issuer contemplated by Section 4(b) of the Agency Agreement, they will promptly suspend solicitation and will only resume solicitation as provided in the Agency Agreement. If the Issuer is required, pursuant to the last sentence of
Section 4(b) of the Agency Agreement, to prepare an amendment or supplement, it will promptly furnish each Agent with the proposed amendment or supplement; if the Issuer decides to amend or supplement the Registration Statement or the Prospectus relating to the Notes, it will promptly advise each Agent and will furnish each Agent with the proposed amendment or supplement in accordance with the terms of the Agency Agreement. The Issuer will file such amendment or supplement with the Commission, provide the Agents with copies of any such amendment or supplement, confirm to the Agents that such amendment or supplement has been filed with the Commission and advise the Agents that solicitation may be resumed.

            Any such suspension shall not affect the Issuer's obligations under the Agency Agreement; and in the event that at the time the Issuer suspends solicitation of offers to purchase there shall be any offers already accepted by the Issuer outstanding for settlement, the Issuer will have the sole responsibility for fulfilling such obligations. The Issuer will in addition promptly advise the Agents and the Trustee if such offers are not to be settled and if copies of the Prospectus as in affect at the time of the suspension may not be delivered in connection with the settlement of such offers.

Acceptance of Offers

            Each Agent will promptly advise the Issuer, at its option orally or in writing, of each reasonable offer to purchase Notes received by it, other than those rejected by such Agent. Each Agent may, in its discretion reasonably exercised, without notice to the Issuer, reject any offer received by it, in whole or in part. The Issuer will have the sole right to accept offers to purchase Notes and may reject any such offer, in whole or in part. If the Issuer accepts or rejects an offer, the Issuer will promptly notify the Agent involved.

Delivery of Prospectus

            A copy of the Prospectus as most recently amended or supplemented on the date of delivery thereof (except as provided below) must be delivered to a purchaser prior to or together with the earlier of the delivery of (i) the written confirmation provided for above, and (ii) any Note purchased by such purchaser. Subject to the foregoing, it is anticipated that delivery of the Prospectus, confirmation and Notes to the Purchaser will be made simultaneously at settlement. The Issuer shall ensure that the Presenting Agent receives copies of the Prospectus and each amendment or supplement thereto (including appropriate Pricing Supplements) in such quantities and within such time limits as will enable the Presenting Agent to deliver such confirmation or Note to a purchaser as contemplated by these procedures and in compliance with the first sentence of this paragraph. If, since the date of acceptance of a purchaser's offer, the Prospectus shall have been supplemented solely to reflect any sale of Notes on terms different from those agreed to between the Issuer and such purchaser or a change in posted rates not applicable to such purchaser, such purchaser shall not receive the Prospectus as supplemented by such new supplement, but shall receive the Prospectus as supplemented to reflect the terms of the Notes being purchased by such purchaser and otherwise as most recently amended or supplemented on the date of delivery of the Prospectus.

Authenticity of Signatures

            The Issuer will cause the Trustee to furnish the Agents from time to time with the specimen signatures of each of the Trustees' officers, employees or agents who have been authorized by the Trustee to authenticate Notes, but no Agent will have any obligation or liability to the Issuer or the Trustee in respect of the authenticity of the signature of any officer, employee or agent of the Issuer or the Trustee on any Note or Global Note.

Advertising Expenses

            The Issuer will determine with the Agents the amount of advertising that may be appropriate in offering the Notes. Advertising expenses will be paid by the Issuer.

Business Day

            "Business Day" means any day which is not a Saturday or Sunday and is not a day on which banking institutions are generally authorized or obligated by law or executive order to close in The City of New York and, with respect to LIBOR notes, a London Banking Day. "London Banking Day" means any day on which dealings in deposits in U.S. Dollars are transacted in the London interbank market.

Trustee Not to Risk Funds

            Nothing herein shall be deemed to require the Trustee to risk or expend its own funds in connection with any payment made to the Issuer, or the Agents, or DTC, or any Noteholder, it being understood by all parties that payments made by the Trustee to the Issuer, or the Agents, or DTC, or any Noteholder shall be made only to the extent that funds are provided to the Trustee for such purpose.

                                                                  EXHIBIT C





                             PURCHASE AGREEMENT



                                                      _____________, 19__



Boise Cascade Corporation
1111 West Jefferson Street (83702)
P.O. Box 50
Boise, Idaho 83728

Attention: Treasurer

            The undersigned agrees to purchase the following principal amount of the Securities described in the Agency Agreement dated May , 1996 (the "Agency Agreement"):

      Principal Amount                          $____________
      Interest Rate                             _____%
      Maturity Date                             ___________, 19__
      Discount                                  ___% of Principal Amount
      Price to be paid to Issuer
      [(in immediately available funds)]        $____________
      [(in New York Clearing House next
       day funds)]
      Commission to Agent                       $____________
      Settlement Date                           _____________

            Except as otherwise expressly provided herein, all terms used herein which are defined in the Agency Agreement shall have the same meanings as in the Agency Agreement. The terms Agent and Agents, as used in the Agency Agreement, shall be deemed to refer only to the undersigned for purposes of this Agreement.

            This Agreement incorporates by reference Sections 3(d), 4, 6, 7, 12 and 13 of the Agency Agreement, the first and last sentences of
Section 9 thereof and, to the extent applicable, the Procedures, except that (i) the phrase "jointly with any other indemnifying party similarly notified" in Section 7(c) and the last sentence of Section 7(d) shall not be applicable; and (ii) the term "this Agreement", as used in Section 7(d) of the Agency Agreement, shall be deemed to refer to this Agreement (and not the Agency Agreement) except that in the fifth sentence such term shall be deemed to refer to the Agency Agreement. [Insert other appropriate changes.] You and we agree to perform, to the extent applicable, our respective duties and obligations specifically provided to be performed by each of us in the Procedures.

            Our obligation to purchase Securities hereunder is subject to the accuracy of the above Settlement Date of your representations and warranties contained in Section 2 of the Agency Agreement (it being understood that such representations and warranties shall relate to the Registration Statement and the Prospectus as amended at such Settlement
Date) and to your performance and observance of all covenants and agreements contained in Sections 4 and 6 thereof. Our obligation hereunder is also subject to the following conditions unless otherwise waived:

            (a) the satisfaction, at such Settlement Date, of each of the conditions set forth in subsections (a) and (b) and (d) through (g) of
Section 5 of the Agency Agreement (it being understood that each document so required to be delivered shall be dated such Settlement Date and that each such condition and the statements contained in each such document that relate to the Registration Statement or the Prospectus shall be deemed to relate to the Registration Statement or the Prospectus, as the case may be, as amended or supplemented at the time of settlement on such Settlement Date and except that the opinion described in Section 5(d) shall be modified so as to state that the Securities being sold on such Settlement Date, when delivered against payment therefor as provided in this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Issuer enforceable in accordance with their terms, subject only to the exceptions as to enforcement set forth in clause (iii) of Section 5(d) of the Agency Agree-ment, and will conform to the description thereof contained in the Prospectus as amended or supplemented at such Settlement Date; and

      (b) Between the time of entering into such Oral Purchase Agreement and such Settlement Date there shall not have occurred any of the following: (i) a general suspension or material limitation in trading of securities on the New York Stock Exchange; (ii) a declaration of a bank moratorium by authorities of the United States or of the State of New York;
(iii) the general establishment of minimum prices by the New York Stock Exchange or by the Commission; or (iv) the outbreak or escalation of major hostilities involving Armed Forces of the United States or the declaration by the United States of a national emergency or war, if, in the good faith judgment of such Agent, the effect of any event described in this clause (iv) on the financial markets is such that it is impracticable or inadvisable to proceed with completion of the sale of and payment for the Securities;

      (c) Between the time of entering into such Oral Purchase Agreement and such Settlement Date there shall not have been any change in the capital stock or short-term or long-term indebtedness for borrowed money of the Company and its subsidiaries on a consolidated basis, or any change (financial or otherwise) in, or any development involving a prospective change (financial or otherwise) in or affecting, the financial position, stockholders' equity or results of operations of the Company and its subsidiaries on a consolidated basis or the general affairs of the Company and its subsidiaries considered as a whole, except as set forth or contemplated in the Prospectus as of the date of such Oral Purchase Agreement, which in the judgment of such Agent is material and adverse; and

      (d) Between the time of entering into such Oral Purchase Agreement and such Settlement Date no downgrading shall have occurred in the rating accorded the Company's senior debt securities by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(1) of Regulation C.

            In further consideration of our agreement hereunder, you agree that between the date hereof and the above Settlement Date, you will not offer or sell, or enter into any agreement to sell, any debt securities of the Issuer in the United States, other than sales of Securities, borrowings under your revolving credit agreements and lines of credit, the private placement of securities and issuances of your commercial paper.

            If for any reason our purchase of the above Securities is not consummated, you shall remain responsible for the expenses to be paid or reimbursed by you pursuant to Section 4 of the Agency Agreement and the respective obligations of you and the undersigned pursuant to Section 7 shall remain in effect. If for any reason our purchase of the above Securities is not consummated other than because of our default or a failure to satisfy a condition set forth in clause (b), (c) or (d) above, you shall reimburse us, severally, for all out-of-pocket expenses reason-ably incurred by us in connection with the offering of the above Securities and not otherwise required to be reimbursed pursuant to Section 4 of the Agency Agreement.

            This Agreement shall be governed by and construed in accordance with the laws of the State of New York. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such executed counterparts shall together constitute one and the same Agreement.

                                                [(INSERT NAME OF PURCHASER)]


                                                By:______________________
                                                   Name:
                                                   Title:

CONFIRMED AND ACCEPTED, as of
the date first above written:

BOISE CASCADE CORPORATION



By:______________________
   Name:
   Title:

                                                                  EXHIBIT D





                                 AMENDMENT

                         [Insert Title of Security
                      to be Covered by this Amendment]



            The undersigned hereby agree that for the purposes of the issue and sale of Securities [with respect to which an index is used to determine the amounts of payments of principal and any premium and interest] (the "Applicable Securities") pursuant to the Agency Agreement, dated May , 1996 (the "Agency Agreement"), the following additions and modifications shall be made to the Agency Agreement. The additions and modifications adopted hereby shall be of the same effect for the sale under the Agency Agreement of all Applicable Securities, whether offered on an agency or principal basis, but shall be of no effect with respect to any other Securities.

            Except as otherwise expressly provided herein, all terms used herein which are defined in the Agency Agreement shall have the same meanings as in the Agency Agreement. The terms Agent and Agents, as used in the Agency Agreement, shall be deemed to refer only to the undersigned Agents for purposes of this Amendment.

            [Insert appropriate additions and modifications to the Agency Agreement and the Procedures, for example, to opinions of counsel, conditions to obligations and settlement procedures, according to the customary practice of the Agents when acting as underwriters in offerings of the Applicable Securities.]


________________, 19_

BOISE CASCADE CORPORATION


By:______________________
   Name:
   Title:

[NAME(S) OF AGENT(S) PARTICIPATING IN
THE OFFERING OF APPLICABLE SECURITIES]


By:______________________
   Name:
   Title: